                                 DUPLICATOR AGREEMENT

THIS DUPLICATOR AGREEMENT ("Agreement") is made as of the 1st day of June, 1988, by and between Macrovision Corporation, a corporation organized under the laws of the State of California ("Macrovision"), having its principal place of business at 10201 Torre Avenue, Suite 330, Cupertino, California 95014, U.S.A. and Victor Company of Japan, Limited, a corporation organized under the laws of Japan, ("Duplicator"), represented by Magnetic Products Division, having its principal place of business at Mito Plant 1030, Motoyoshida-Cho, Mito-City 310, Japan.

1. DEFINITIONS. For purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1 "Macrovision Anticopy Process" shall mean the process of modifying a video signal by the addition of a plurality of bipolar pulse pairs during selected lines of the vertical blanking interval, which process has been granted United States Patent No. 4,631,603 and Japan Patent Application No. 86-087236 filed April 17, 1986.

1.2 "Processor" shall mean the equipment including and containing the electrical circuitry required to apply the Macrovision Anticopy Process to the Cassettes.

1.3  "Cassettes" shall mean prerecorded video cassettes.

1.4 "Rights Owners" shall mean those persons who have the right to manufacture and sell Cassettes of certain motion pictures and/or certain other videographic materials ("Pictures") and who have valid agreements with Macrovision authorizing the application of the Macrovision Anticopy Process to Cassettes of their Pictures.

2. SERVICES It is understood by both parties that Duplicator shall render a service to apply the Macrovision Anticopy Process into Cassettes using the Processor subject to instruction and order to be made by the Rights Owners.

3. USE OF TECHNOLOGY Macrovision hereby agrees to provide the fully adjusted Processor to Duplicator and to grant the right to use it to Duplicator during the term of this Agreement, as far as it is used by Duplicator solely in connection with the manufacture of Cassettes of Pictures for Rights Owners, subject to all of the terms, conditions and restrictions of this Agreement.

4. SERVICE FEE In full consideration of the services agreed to be performed by Duplicator hereunder, Macrovision shall pay to Duplicator the sum of Yen2 per Cassette manufactured by Duplicator hereunder, payable within forty-five (45) days following receipt by Macrovision of the statement required by Section 13.2 hereof.

5. INSTALLATION Macrovision shall deliver the necessary number of Processors to Duplicator upon each Duplicator's request from time to time as soon as reasonably possible after such Duplicator's request, and shall furnish any necessary technical assistance to enable Duplicator to install and operate the Processor, without any charge to Duplicator.

6. OWNERSHIP The processor and all rights therein shall remain the property of Macrovision at all times, and may be removed from Duplicator's premises by Macrovision at any time after giving Duplicator reasonable prior notice. Duplicator shall cause or permit the Processor to be clearly and conspicuously labeled as the property of Macrovision. Duplicator will not make, or knowingly authorize third parties to make, directly or indirectly, any modifications, alterations, improvements, variations, changes and/or logical extensions to the Processor, nor will Duplicator take any action that is inconsistent with or challenges the ownership by Macrovision of the Processor, without the prior consent of Macrovision.

7. LIMITED USE Duplicator shall utilize the Processor solely in connection with the application of the Macrovision Anticopy Process by Duplicator in the manufacture of Cassettes for Rights Owners. Duplicator shall not have the right to lease, license, or otherwise to grant to anyone the right to use the Processor. Duplicator shall not have the right to apply the Macrovision Anticopy Process, or to cause the Macrovision Anticopy Process to be applied, by any person or persons other than Duplicator's employees and/or at any location or locations other than Duplicator's business locations. Duplicator shall not have the right to use the Processor to manufacture Cassettes of any Picture for anyone other than the Rights Owners of the Picture.

8. SECURITY Duplicator will use all reasonable efforts to establish adequate security measures to prevent theft or unauthorized access to or use of the Processor. Macrovision shall have the right to enter the premises of Duplicator during Duplicator's normal business hours, after giving Duplicator twenty-four
(24) hours prior notice, to inspect the operation of the Processor and to review Duplicator's security measures.

9. QUALITY CONTROL Duplicator shall employ such reasonable manufacturing and quality standards as Macrovision may specify from time to time with respect to the use of the Processor in applying the Macrovision Anticopy Process to Cassettes. Duplicator shall follow the instructions of Macrovision in connection with the maintenance of the Processor and shall immediately report any operational problems of the Processor to Macrovision.

10. WARRANTIES

10.1 Duplicator makes representations and warranties that subject to the instructions or orders to be made by the Rights Owners. Duplicator shall be liable to the Rights Owners and Macrovision the application of the Macrovision Anticopy Process to any of the Cassettes using the Processor

Macrovision may specify from time to time under Article 9 hereof.

10.2 Duplicator shall not be liable to Macrovision or others for consequential damages under any circumstances.

10.3 Duplicator agrees to give Macrovision prompt notice of every complaint, claim of lawsuit concerning Cassettes to which the Macrovision Anticopy Process is applied, and thereafter to keep Macrovision fully informed of the status thereof. Duplicator agrees to keep a record of all complaints received with respect to Cassettes to which the Macrovision Anticopy Process is applied and to give Macrovision reasonable access to all such records.

11. TERM AND TERMINATION

11.1 This Agreement shall be effective as of the date set forth in the introductory paragraph subject to Governmental Approval, if any, and shall continue in full force and effect until terminated by Macrovision by giving Duplicator written notice of such termination not less than sixty (60) days prior to the termination date.

11.2 In the event of a material default by either party in the performance of its duties, obligations or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved. If the defaulting party shall not have remedied such default within ten (10) days after such notice (or, if the default cannot reasonably be remedied within ten (10) days, within thirty (30) days after such notice), the other party shall have the right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon written notice to the defaulting party. In the event of a termination due to a material default by Duplicator, Macrovision shall have no obligation to pay any amounts that would otherwise be due pursuant to Section 4 hereof for Cassettes manufactured after Macrovision provides written notice of such default to Duplicator.

11.3 Upon any termination of this Agreement, all rights in or to the Processor that Duplicator may have under this Agreement immediately shall terminate and shall revert to Macrovision; duplicator shall immediately cease the use of the Processor; and Duplicator shall return immediately to Macrovision the Processor and any and all documents and other materials furnished Duplicator or otherwise obtained from Macrovision under this Agreement, together with all copies or reproductions thereof.

11.4 No termination of this Agreement shall in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, or failure to perform, any covenant, agreement, duty or obligation contained herein.

12. CONFIDENTIALITY

12.1 Any confidential or proprietary information, whether in writing, orally transmitted, or communicated through audio-visual media or other means, communicated under or in connection with this Agreement (the "Confidential Information"), shall be treated by the recipient as confidential and shall, subject to Section 12.3 below, not be revealed or disclosed to any third person or used except as contemplated hereunder.

12.2 Recipient hereby agrees not to use the Confidential Information for its own benefit except for the purposes of and as provided in this Agreement.

12.3 Recipient hereby agrees not to disclose the Confidential Information to any third party or to use the Confidential Information for the benefit of any third party without the express written permission of the other party, except that recipient shall not be prevented from using or disclosing information:

    (a) which recipient can demonstrate by written records was known to recipient prior to the date of disclosure by the other party, provided such information was not obtained by recipient through disclosure by a third party receiving such information in confidence from the other party;

    (b) which is now public knowledge, or becomes public knowledge in the future, other than by breach of this Agreement by recipient;

    (c) which is independently developed by recipient without benefit of Confidential Information received from the other party; or

    (d) which is disclosed to recipient after the date of disclosure by the other party by a third party having a right to make such disclosure.

12.4 Recipient further agrees to use best efforts, and at least the same degree of care that it uses to protect its own confidential and proprietary information, to prevent the unauthorized disclosure to any third party of the Confidential Information.

12.5 The confidentiality obligation set forth herein shall survive termination of this Agreement, but in no way shall last for five (5) years after the receipt of such Confidential Information.

12.6 Any information communicated to any party hereunder may be disclosed, when reasonably appropriate or necessary to the performance of a party's obligations hereunder, by that party to: such of its employees who reasonably require the same for the purpose of this Agreement (who are bound to the party by an obligation as to confidentiality like that between the parties hereunder).

13. MAINTENANCE AND INSPECTION OF BOOKS AND RECORDS

13.1 Duplicator shall maintain books and records reflecting the number of all Cassettes and the names of the Rights Owners of the Pictures on such Cassettes to which the Macrovision Anticopy Process is applied, and such other information as Macrovision may from time to time reasonably request with respect to the use of the Processor.

13.2 Subject to the approval of the Rights Owners, Duplicator shall furnish to Macrovision monthly reports setting forth the number of all Cassettes to which the Macrovision Anticopy Process is applied with respect to each Rights Owner, as well as the name of the Rights Owner. Duplicator shall permit Macrovision to inspect review and audit any and of Duplicator's books and records which contain entries pertaining to the use of the Processor, on reasonable prior notice during normal business hours.

14. MISCELLANEOUS PROVISIONS

14.1 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

14.2 ARBITRATION    Any controversy or claim arising out of or relating to this
Agreement or the breach thereof should be settled by mutual agreement of the parties. If such mutual agreement should not be reached within a reasonable period of time, all disputes arising from or in connection with this Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, NY, U.S.A.

14.3 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

14.4 NOTICES. All notices, consents or demands of any kind which either party to this Agreement may be required or may desire to serve on the other party in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified airmail, return receipt requested, deposited in the mail with postage thereon fully prepaid, or by telex or telefax which is to be immediately confirmed by air mail, addressed to the party as follows:

     If to Macrovision:

          Macrovision Corporation
          10201 Torre Avenue, Suite 330
          Cupertoin, California 95014
          Attention: Chief Operation Officer

          Phone: 408-252-9600
          Telefax:408-973-0847

     cc:  David, W. Herbst, Esq.
          Holtzmann, Wise & Shepard
          600 Hansen Way, Suite 200
          Palo Alto, California 94306

     If to Duplicator:

          Victor Company of Japan, Limited
          Mito Plant 1030, Motoyoshida-Cho
          Mito-City 310
          Japan
          Attention: General Manager
                     Magnetic Recording Division

          Telex: No:.  3632289
          Answer Back: VICTOR J

     cc:  Victor Company of Japan, Limited
          8-14, Nihonbashi-honcho 4-chome
          Chuo-ku, Tokyo 103
          Japan
          Attention: General Manager, Patent Department

          Telex:No.  J26222     Answer Back:VICTOR A
          Telefax:Japan 3-246-1547

Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the tenth (10th) business day after the date of mailing, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

14.5 SEVERABILITY. If any of the provisions of this Agreement are held to be void or unenforceable, the parties agree that such determination shall not result in the nullity or unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

14.6 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed as an original and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

14.7 WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

14.8 ENTIRE AGREEMENT. This Agreement and any terms and conditions agreed to pursuant to this Agreement are intended by the parties to be the final expression of their agreement and constitute and embody the entire agreement and understanding between the parties hereto and constitute a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject matter.

14.9  AMENDMENTS.   No change in, modification of or addition to the terms and conditions contained herein shall be valid as between the parties unless set forth in a writing which is signed by authorized representatives of both the parties and which specifically states that it constitutes an amendment to this Agreement.

14.10 ASSIGNMENT. Neither party shall assign its rights or obligations under this Agreement to any other person without the prior written approval of the other party which approval will not be unreasonably withheld. Any attempt at assignment without such prior written approval shall be void.

14.11  BINDING ON SUCCESSORS AND ASSIGNS.    Subject to the restrictions of
Section 14.10, this Agreement and all or its terms, conditions and covenants are intended to be fully effective an binding, to the extent permitted by law, on the successors and permitted assigns of the parties hereto.

14.12 FORCE MAJEURE. Neither party shall be held responsible or liable for any failure to perform any obligation assumed hereunder during the period when such failure is due to strike, lockout, riot, war, natural disaster, acts of God., fire, Governmental order or regulation or any other cause beyond the control of either party.

14.13 CAPTIONS.   Captions are provided herein for convenience only and
they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

14.14 DISCLAIMER OF AGENCY. Nothing contained in this Agreement is intended or shall be construed so as to constitute Macrovision and Duplicator as partners or joint venturers or as agents of each other. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party in any contract, agreement or undertaking with any third party.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.



                                   MACROVISION CORPORATION


                                   By  /s/ Eugene Eidenberg 6/1/88
                                      ----------------------------------
                                      Eugene Eidenberg, President


                                   VICTOR COMPANY OF JAPAN, LIMITED



                                  By       /s/ Satoru Tomita
                                     ------------------------------------
                                         SATORU TOMITA
                                         MANAGING DIRECTOR
                                         GENERAL MANAGER           JUN 20, 1988
                                         MAGNETIC PRODUCTS DIVISION